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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 10, 2004, except for the "Subsequent Events" note, as to which the date is June 10, 2004, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-116899) of Milacron Inc. for the registration of 11.5% Senior Secured Notes due in 2011.

/s/ Ernst & Young LLP

Cincinnati, Ohio
August 30, 2004